UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  October 2, 2006

                      Proguard Acquisition Corp.
         (Exact name of registrant as specified in its charter)

   FLORIDA                               333-123910                   33-1093761
(State or other jurisdiction of     (Commission File Number)      (I.R.S. Employer
incorporation or organization                                    Identification No.)
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3040 E. Commercial Blvd
Ft. Lauderdale, FL                         33308
(Address of principal executive offices)                    (Zip Code)

Registrant's Telephone number, including area code:  (954) 491-0704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 2.01.   Completion of Acquisition or Disposition of Assets

On October 2, 2006, the Registrant entered into a Common Stock Purchase and Sale Agreement with Corrections Systems International, Inc., a privately held Florida corporation (?CSII?) in which CSII agreed to purchase and the Registrant agreed to sell all of the issued and outstanding common stock of its wholly-owned subsidiary, Proguard
Protection Services, Inc. (?PPSI?). The purchase and sale transaction was completed on October 4, 2006 with the sale, transfer and conveyance of all of the issued and outstanding PPSI capital stock to CSII in exchange for cash in the amount of $250,000. With completion of the purchase and sale transaction, the Registrant terminated its material operations in exchange for the cash purchase price. The Registrant originally acquired Proguard Protection Services, Inc. in a purchase and sale of stock transaction on July 1, 2004 for the sum of $100.

The Purchaser in this disposition of assets transaction, is related to the Registrant in that the Registrant?s President and Director, Mr.
Frank Bauer, is also a Vice President and Director of the Purchaser, CSII. In addition, Mr. Norman Becker is the President of CSII, a member of CSII?s Board of Directors and is also a Vice President and Director of the Registrant. Neither Mr. Becker nor Mr. Bauer received any direct or indirect remuneration or compensation in the Registrant?s disposition of its wholly-owned subsidiary, PPSI, through purchase and sale of all of its capital stock to CSII.

In addition to the cross-relationship of the officers and directors, Messrs. Becker and Bauer, to the Registrant and the Purchaser in this transaction, the Purchaser, CSII, has been a long-term loan creditor of the purchased subsidiary, holding, prior to the purchase and sale transaction, an interest-only loan obligation of PPSI in the unpaid principal amount of $100,000. At completion of the subsidiary purchase and sale transaction, the loan obligation of PPSI to the Purchaser, CSII, was current. Following closing of the transaction on October 4, 2006, the subsidiary?s loan obligation to the Purchaser, CSII, was, or shortly will be, extinguished upon consolidation of CSII?s financial accounting.

In determining the purchase price of the subsidiary, PPSI, to be paid by CSII and to be received by the Registrant, their respective managements considered the original purchase price paid by the Registrant to acquire PPSI in July of 2004, $100; the book value of the subsidiary at the time of the transaction; the outstanding unpaid principal loan amount owed by the subsidiary to the Purchaser and the circumstance that that unpaid loan obligation would be extinguished with completion of the purchase and sale transaction. Following consideration of all of those factors, the parties agreed to disposition, sale and purchase of the subsidiary for a purchase price amounting to book value plus an additional sum of approximately
$100,000. The Registrant is informed that the source of funds used by the Purchaser, CSII, to acquire the Registrant?s subsidiary was the Purchaser?s working capital. No part of the consideration used was borrowed from a bank or otherwise.


ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.      Description
-----------      -----------

10               Common Stock Purchase Agreement dated October 2, 2006


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 2, 2006


Proguard Acquisition Corp.




   /s/Frank R. Bauer
By:-------------------------------
   Frank R. Bauer
   Chief Executive Officer